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                                                                     EXHIBIT 4.1
                 [Specimen of Class A Common Stock Certificate]

CLASS A-   COMMON STOCK                                  CLASS A-   COMMON STOCK
Number                                                                    Shares

------                                                                   ------
                          UNITED PARCEL SERVICE, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
THIS CERTIFICATE IS TRANSFERABLE                                  CUSIP
IN NEW YORK, NY
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

   THIS CERTIFIES THAT                                 is the owner of
      FULLY PAID AND NONASSESSABLE SHARES OF CLASS A-   COMMON STOCK OF THE PAR
VALUE OF $.01 EACH OF UNITED PARCEL SERVICE, INC. (hereinafter and on the back hereof called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Certificate of Incorporation and Bylaws of the Corporation and the amendments from time to time made thereto, copies of which are on file at the principal office of the Corporation, to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

   The shares of Common Stock represented by this certificate may not be transferred (which term includes, without limitation, the entering into of a swap or other arrangement that transfers any of the economic consequences of ownership of the shares) to any person in connection with a transfer that does not meet the qualifications set forth in paragraphs (c)(7) and (c)(8) of Article Fourth of the Restated Certificate of Incorporation of this Corporation, and no person who receives the shares represented by this certificate in connection with a transfer that does not meet the qualifications prescribed by paragraphs (c)(7) and (c)(8) of Article Fourth is entitled to own or to be registered as the record holder of the shares of Common Stock represented by this certificate, but the record holder of this certificate may at any time (except as provided in paragraph (c)(6) of Article Fourth) convert the shares of Common Stock represented by this certificate into the same number of shares of Class B Common Stock for purposes of effecting the sale or other disposition of the shares of Class B Common Stock to any person. Each holder of this certificate, by accepting the certificate, accepts and agrees to all of the foregoing.

   WITNESS the facsimile signatures of the Corporation's duly authorized officers.

Dated:

/s/                                         /s/
President                                   Secretary

Countersigned and Registered:
First Union National Bank
TRANSFER AGENT AND REGISTRAR

By: /s/
Authorized Signature
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                           [Reverse of Certificate]

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such powers, preferences and/or rights. Any such request should be addressed to the Secretary of United Parcel Service, Inc., 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328 or to the Transfer Agent named on the face of this Certificate.

   The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common          UNIF GIFT MIN ACT--_____ Custodian_______
TEN ENT--as tenants by the entireties                     (Cust)         (Minor)
JT TEN-- as joint tenants with right
         of survivorship and not as
         tenants in common                    Under Uniform Gifts to Minors
                                              Act _________________________
                                                          (State)

   Additional abbreviations may also be used though not in the above list.

   FOR VALUE RECEIVED, ___________________ hereby sell(s), assign(s) and transfer(s) unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE ______________________________________________________________
   Please print or typewrite name and address of Assignee ___________________ ____________________________ Shares of the Class A-__ Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.


Dated: __________________

                               X:_____________________________________________
                                 NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.


Signature(s) Guaranteed: ____________________________________________________
                         THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15.